UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 3, 2015

GeoMet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32960	76-0662382
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

1221 McKinney Street, Suite 3840

Houston, Texas 77010

(Address of principal executive offices)

(713) 659-3855

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.                Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year..

On September 3, 2015, but effective as of August 10, 2015, the Board of Directors (the “Board”) of GeoMet, Inc. (the “Company”) voted to amend and restate the Company’s current bylaws to require that each committee of the Board consist of one or more directors (the “Second Amended and Restated Bylaws”).  In particular, the update contained in the Second Amended and Restated Bylaws changes the clause in the first sentence in Section 5.1 from “each committee to consist of two or more of the directors of the Corporation” to “each committee to consist of one or more of the directors of the Corporation.”

The foregoing description of the Second Amended and Restated Bylaws does not purport to be complete and is qualified by reference to the full text of the Second Amended and Restated Bylaws, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.           Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document
3.1	Second Amended and Restated Bylaws of GeoMet, Inc. adopted September 3, 2015, but effective as of August 10, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GeoMet, Inc.
(Registrant)

Dated: September 3, 2015	By:	/s/ Tony Oviedo
	Name:	Tony Oviedo
	Title:	Senior Vice President, Chief Financial Officer and Chief Accounting Officer

Exhibit Index

Exhibit No.	Document
3.1	Second Amended and Restated Bylaws of GeoMet, Inc. adopted September 3, 2015, but effective as of August 10, 2015.